            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors and Shareholders
Celanese Corporation:

We consent to the use of our reports dated March 30, 2005, with respect to the consolidated balance sheet of Celanese Corporation and subsidiaries
("Successor") as of December 31, 2004 and the related consolidated statements of operations, shareholders' equity (deficit), cash flows, and financial statement schedule for the nine-month period ended December 31, 2004, included in the
Celanese Corporation Annual Report on Form 10-K for the fiscal year ended
December 31, 2004 and incorporated by reference herein.

Our reports dated March 30, 2005 contain an explanatory paragraph and reference to such paragraph, respectively, that states that as a result of the acquisition by a subsidiary of Celanese Corporation of 84.3% of the outstanding stock of
Celanese AG in a business combination effective April 1, 2004 (a convenience date for the April 6, 2004 acquisition date), the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

/s/ KPMG LLP

Short Hills, New Jersey
August 26, 2005